                                                                 EXHIBIT 3.16


                                    BYLAWS

                                      OF

                            JSC INTERNATIONAL, INC.

                                   Article I
                                   ---------

                             Shareholder Meetings
                             --------------------

     Section 1.  Annual Meeting.  The annual meeting of the shareholders for the
     ---------   --------------
election of directors and the transaction of such other business as may properly come before it will be held at the principal office of the Corporation in the District of Columbia, or at such place within or without the District of Columbia as shall be set forth in the notice of meeting. The meeting shall be held in September. The Secretary shall give personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder written notice stating the place, date, and hour of the meeting. If mailed, the notice shall be addressed to the shareholder at his or her address as it appears on the records of shareholders of the Corporation unless he or she has filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to a different address, in which case it shall be mailed to the address designated in the request. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. Any notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by the attendance at the meeting.

     Section 2.  Special Meetings.  Special meetings of the shareholders, other
     ---------   ----------------
than those regulated by statute, may be called at any time by a majority of directors or the President, and must be called by the President upon written request of the holders of not less than 10 percent of the outstanding common shares entitled to vote at such special meetings. Written notice of such meetings stating the place within or without the District of Columbia, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or by whose direction the meeting is called shall be given not less than ten nor more than fifty days before the date of the meeting. The notice shall be given to each shareholder of record of common shares in the same manner as the annual meeting. No business other than that specified in the Notice of Meeting shall be transacted in any such special meeting. Notice of special meetings may be waived by submitting a signed waiver or by attendance at the meeting.
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     NO PAGE TWO HARD COPY

     . . . standing in his or her name on the books of the Corporation on the record date fixed as herein provided.

     Section 6.  Proxies.  Every proxy must be dated and signed by the
     ---------   -------
shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of 11 months after the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except when an irrevocable proxy is permitted by Statute. All proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     Section 7.  Consents.  Whenever by a provision of Statute, the Articles of
     ---------   --------
Incorporation, or by these Bylaws the vote of shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                   Article II
                                   ----------

                                   Directors
                                   ---------

     Section 1.  Number and qualifications.  The entire Board of Directors shall
     ---------   -------------------------
consist of not less than three members nor more than five members. The Directors need not be shareholders of the Corporation. The number of Directors may be increased or decreased, if permitted by law, from time to time by amendment to the Bylaws.

     Section 2.  Manner of Election.  The Directors shall be elected at the
     ---------   ------------------
annual meeting of the shareholders by the affirmative vote of a majority of the common shares represented at the meeting and entitled to vote.

     Section 3.  Term of Office.  The term of office of each Director shall be
     ---------   --------------
until the next annual meeting of the shareholders and until his or her successor has been duly elected and has been qualified or until his or her death, resignation or removal.

     Section 4.  Duties and Powers.  The Board of Directors shall have full
     ---------   -----------------
control and management of the affairs, business and property of the Corporation. The Directors shall in all cases act as a Board, regularly convene, and, in the transaction of business the majority vote of the Board of Directors at such meeting shall be the act of the Board. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper and that are not inconsistent with law or these Bylaws.

     Section 5.  Meetings.  The Board of Directors shall meet for the election
     ---------   --------
or appointment of officers and for the transaction of any other business immediately after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board shall be held at such time as the Board may from time to time determine. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 6.  Notice of Meetings.  No notice need be given of any regular
     ---------   ------------------
meeting of the Board. Notice of special meetings shall be served upon each Director in person, by telegram or by mail addressed to them at his or her last known post office address, at least seven days prior to the date of such meeting, specifying a time and place of the meeting and business to be transacted thereat. If notice is mailed or sent by telegram, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid or when the telegram is properly delivered to the telegraph company. At any meeting at which all of the Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Section 7.  Place of Meeting.  The Board of Directors may hold its meeting
     ---------   ----------------
either within or without the District of Columbia, at such place as may be designated in the notice of any such meeting.

     Section 8.  Quorum.  At any meeting of the Board of Directors the presence
     ---------   ------
of a majority of the members of the Board shall be necessary to constitute a quorum for the transaction of business. Nevertheless, should a quorum not be present, a lesser number may adjourn the meeting until some further time, not more than 10 days later, when a quorum is reasonably possible of being obtained.

     Section 9.  Voting.  At all meetings of the Board of Directors, each
     ---------   ------
Director shall have one vote irrespective of the number of shares that he or she may hold.

     Section 10.  Compensation.  Each Director shall be entitled to receive for
     ----------   ------------
attendance at each meeting of the Board or of any duly constituted committee thereof which he or she attends such fee as is fixed by the Board, if any.

     Section 11.  Vacancies.  Any vacancy occurring in the Board of Directors,
     ----------   ---------
including a vacancy resulting from an increase by not more than one in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors at a special meeting which shall be called for that purpose within sixty days after the occurrence of the vacancy. The Director thus chosen shall hold office for the unexpired term of his or her predecessor and until the election and qualification of his or her successor.

     Section 12.  Removal of Directors.  Any Director may be removed either with
     ----------   --------------------
or without cause, at any time, by vote of the shareholders holding a majority of the issued and outstanding shares entitled to vote at an election of the Director sought to be removed at any special meeting called for this purpose, or at the annual meeting.

     Section 13.  Period of Resignation.  Any director may resign his or her
     ----------   ---------------------
office at any time. Such resignation is to be made in writing and to take effect at the time specified in such notice.

     Section 14.  Consents.  Whenever by a provision of Statute, the Articles of
     ----------   --------
Incorporation, or by these Bylaws the vote of the directors is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the directors may be dispensed with, if all the directors who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                  Article III
                                  -----------


                                   Officers
                                   --------

     Section 1.  Officers and Their Qualifications.  The officers of the
     ---------   ---------------------------------
Corporation shall consist of a President, Vice President, Secretary, and Treasurer. The President shall be a Director. Such other officers and assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by the Bylaws. Any two or more offices may be held by the same person except the offices of President and Secretary, but in no case shall one person sign a single instrument of any kind in more than one capacity.

     Section 2.  Election.  All officers of the Corporation shall be elected
     ---------   --------
annually by the Board of Directors at its meeting held immediately after the annual meeting of the shareholders.

     Section 3.  Term of Office.  All officers shall hold office until their
     ---------   --------------
successors have been duly elected and have qualified, or until they shall resign or be removed as hereinafter provided.

     Section 4.  Removal of Officers.  Any officer may be removed with or
     ---------   -------------------
without cause at any time by vote of the majority of the Board of Directors whenever the Board of Directors in its absolute discretion shall consider that the best interests of the Corporation would be served thereby. Any officer appointed otherwise than by the Board of Directors may be removed with or without cause at any time by an officer having authority to appoint, except as may otherwise be provided in the Bylaws, whenever such officer in his absolute discretion shall consider that the best interests of the Corporation would be served thereby.

     Section 5.  Duties of Officers.  The duties and powers of the officers of
     ---------   ------------------
the Corporation shall be as follows and as shall hereafter be set by resolutions of the Board of Directors.

                                   President
                                   ---------

             a. The President shall preside at all meetings of the Board of Directors. He or she shall also preside at all meetings of the shareholders.

             b. He or she shall present at each annual meeting of the shareholders and Directors a report of the condition of the business of the Corporation.

             c. He or she shall cause to be called regular and special meetings of the shareholders and Directors in accordance with the requirements of the Statutes and of these Bylaws.

          d. He or she shall appoint, discharge, and fix the compensation for all employees and agents of the Corporation, other than the duly elected officers subject to the approval of the Board of Directors.

          e. He or she may sign and execute all contracts in the name of the Corporation and all checks, notes, drafts, or other orders for the payment of money. This power is to be exercised only upon the direction of the Board of Directors.

          f. He or she shall sign with the Secretary all certificates representing shares.

          g. He or she shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law.

          h. He or she shall enforce these Bylaws and perform all the duties incident to his or her office and which are required by law and, generally supervise and control the business and affairs of the Corporation in conjunction with the Vice President.

                                 Vice President
                                 --------------

     During the absence or incapacity of the President, the Vice President shall perform the duties of the President, and when so acting, he or she shall have all the powers and be subject to all the responsibilities of the office of President and shall perform such other duties and functions as the Board may prescribe.

                                   Secretary
                                   ---------

          a. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders and appropriate books.

          b. He or she shall attend to the giving of Notice of Special Meetings of the Board of Directors and of all of the meetings of the shareholders of the Corporation.

          c. He or she shall be the custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

          d. He or she shall keep at the principal office of the Corporation a book of records containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He or she shall keep such books of record and minutes of the proceedings of the shareholders open daily during the usual business hours for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to inspection thereof, he or she shall prepare and make available a current list of the officers and Directors of the Corporation and their resident addresses.

             e. He or she shall sign all certificates representing shares and affix the corporate seal thereto.

             f. He or she shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him or her.

             g. He or she shall perform all the duties incident to the office of Secretary of the Corporation.

             h. He or she may make, sign and endorse in the name of the Corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and disperse such under the direction of the President or the Board of Directors.

     Treasurer
     ---------

             a. The Treasurer shall have the care and custody of and be responsible for all funds and securities of the Corporation and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

             b. He or she may make, sign and endorse in the name of the Corporation all checks, drafts, notes, and other orders for payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

             c. He or she shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any Director upon application at the office of the Corporation during business hours.

             d. He or she shall render the report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him or her and he or she shall make a full financial report at the annual meetings of the shareholders.

             e. He or she shall further perform all duties incident to the office of Treasurer of the Corporation.

             f. If required by the Board of Directors, he or she shall give such bond as determined to be appropriate for the faithful performance of his or her duties.

                                 Other Officers
                                 --------------

     Other officers shall perform such duties and may have such powers as may be assigned to them by the Board of Directors.

     Section 6.  Vacancies.  All vacancies in any office shall be filled
     ---------   ---------
promptly by the Board of Directors either at regular meetings or at a meeting specially called for that purpose.

     Section 7.  Compensation of Officers.  The officers shall receive such
     ---------   ------------------------
salary or compensation as may be fixed by the Board of Directors.

                                   Article IV
                                   ----------

                                      Seal
                                      ----

     Section 1.  Seal.  The Seal of the Corporation shall be as follows:
     ---------   ----



                                   Article V
                                   ---------

                                     Shares
                                     ------

     Section 1.  Eligible Shareholders.  The shares of the Corporation may be
     ---------   ---------------------
issued to any individual, corporation, partnership or joint venture and may be issued in fractional shares. An individual to be a shareholder need not be employed by the Corporation nor participate in the performance of the services rendered by the Corporation.

     Section 2.  Certificates.  The shares of the Corporation shall be
     ---------   ------------
represented by certificates created by the Board of Directors and signed by the President or the Vice President, and by the Secretary, and/or Assistant Secretary, or by such other officers authorized by law and by the Board of Directors to do so, and sealed with the seal of the Corporation or some facsimile. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom and in the margin thereof shall be entered the name of the person to whom the shares represented by each such certificate are issued, number and class and series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, and the par value of such shares or that they are without par value.

     Section 3.  Subscriptions.  Subscriptions to the shares shall be paid at
     ---------   -------------
such times and in such installments as the Board of Directors may determine. If a default shall be made in the payment of any installment as required by such resolution, the Board may declare that the shares and all previous payments are forfeited for the use of the Corporation, in the manner prescribed by Statute.

     Section 4.  Restrictions on Transfer of Shares.  Each and every certificate
     ---------   ----------------------------------
of stock shall be legended to the effect the Purchaser represents that the securities being purchased by them are being purchased for investment and with no present intention of making any disposition or sale thereof.

     Section 5.  Lost Certificates.  No certificate for shares in the
     ---------   -----------------
Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production to the Corporation or its agents of satisfactory evidence of such loss, theft, or destruction, and, in the discretion of the Board of Directors, upon delivery to the Corporation of a bond of indemnity, in such amount and upon such terms as the Board of Directors in its discretion may require.

                                   Article VI
                                   ----------

                                   Dividends
                                   ---------

     Section 1.  Declaration of Dividends.  The Board of Directors at any
     ---------   ------------------------
regular or special meeting may declare dividends payable out of the unreserved and unrestricted earned surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Corporation.

                                  Article VII
                                  -----------

                               Bills, Notes, Etc.
                               -----------------

     Section 1.  Execution.  All bills payable, notes, checks, drafts, warrants
     ---------   ---------
or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

     No officer or agent of the Corporation, either singly or jointly with others, shall have the powers to make any bill payable, note, draft, or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability on behalf of the Corporation except as herein expressly prescribed and provided.

                                  Article VIII
                                  ------------

                                    Offices
                                    -------

     The principal office of the Corporation shall be located at Suite 500, 1015 Fifteenth Street, N.W., Washington, D.C. The Board of Directors may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the District of Columbia as the business of the Corporation may require.

                                   Article IX
                                   ----------

                                Indemnification
                                ---------------

     To the extent, if any, that the Board of Directors may determine, the Corporation may indemnify any director or officer, or former director or former officer of the Corporation, or any person who may have served at its request as a director or officer of another Corporation against the reasonable expenses (including attorneys' fees) actually and necessarily incurred by him or her in connection with the defense of any action, suit, or proceeding in which he or she is made a party by reason of being or having been a director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any Bylaw, agreement, vote of stockholders, or otherwise.

                                   Article X
                                   ---------

                                   Amendments
                                   ----------

     Section 1.  Manner of Amending.  These Bylaws may be altered, amended,
     ---------   ------------------
repealed, or added to by the affirmative vote of the holders of the majority of shareholders of the Class A Shares entitled to vote at an annual or at a special meeting called for that purpose, provided that a written notice shall have been sent to each such Class A shareholder of record entitled to vote at such meeting at his or her last known address at least ten days before the date of the annual or special meeting which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice and which changes do not conflict with the law or the Corporation's Articles of Incorporation. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by the majority of the entire Board of Directors at a regular or special meeting of the Board. Any Bylaws adopted by the Board, however, may be altered, amended or repealed by the shareholders.

                                   Article XI
                                   ----------

                                Waiver of Notice
                                ----------------

     Section 1.  Authority to Waive Notice.  Whenever under the provisions of
     ---------   -------------------------
these Bylaws or any Statute any shareholder or Director is entitled to notice of any regular or special meeting or of any action taken by the Corporation, such meeting may be held or such action may be taken without giving official notice, provided that every shareholder or Director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto. All shareholders or Directors present at any meeting shall be deemed to have waived any and all notice thereof.

                           ARTICLES OF INCORPORATION

                                       OF

                            JSC INTERNATIONAL, INC.

     The undersigned, acting as incorporators of a corporation under the laws of the District of Columbia (particularly Chapter 3, Title 29 of the District of Columbia Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "District of Columbia Business Corporation Act"), hereby certify that:

     FIRST:    The name of the corporation (hereinafter called the
     -----
"Corporation") is

                            JSC INTERNATIONAL, INC.


     SECOND:   The Corporation is to have perpetual existence.
     ------

     THIRD:    The purposes for which the Corporation is organized are:  to
     -----
 conduct a European-based pesticides practice; to engage generally in the environmental consulting business including, but not limited to, environmental, energy, and health legislative and regulatory analysis and/or consultation, strategic analysis, program evaluation, test or research management, toxicological or risk assessment, liability assessment, litigation support, permitting, product facilitation or stewardship, registration, tax and other economic incentives and revenue measures, and legislative and regulatory advocacy and representation; to carry on a general advisory and consultant business, nationally and internationally, including, but not limited to, the following fields: health, education, environment, energy, politics, economics and related fields; to serve as advisors and consultants with respect to legislative and regulatory matters; to engage in research, policy analysis, education and training; to engage in marketing and product development; to engage in consultant and advisory work in connection with the organization, financing, management, operation and reorganization of organizations and enterprises, whether for profit or not-for-profit; to act as public relations and research counselors; to engage in fundraising; to carry on, in its own behalf and in behalf of others, whether as agents, consultants, advisors, independent contractors, or otherwise, a general management and investment advisory business relating to investments and the operation of business, plants, properties, and organizations of any and every kind; to produce books, manuals, pamphlets, video-cassettes, movies, records, tapes and other publications, as well as engage in various media activities, including radio and television; to publish, print, circulate, distribute, buy, sell, invest in and generally act as a publisher, and to copyright articles, discussions, artwork, information, and other matters; to make investments of any kind or nature; to engage in the acquisition, purchase, sale, or otherwise deal in real estate, including but not limited to the necessary real estate and plants for the proper conduct of such businesses; and to do everything necessary, suitable or proper for the accomplishment of any of these purposes or of any objective incidental to or connected with any of these purposes.

       FOURTH:    The aggregate number of shares which the Corporation shall
       ------
 have the authority to issue is 10,000 shares of common stock with a par value of $1.00 per share.

       FIFTH:     The minimum amount of capital with which the Corporation
       -----
shall commence business shall not be less than One Thousand Dollars ($1,000).

       SIXTH:     The address, including street number of the registered office
       -----
 of the Corporation in the District of Columbia is 1015 Fifteenth Street, N.W., Suite 500, Washington, D.C. 20005; and the name of its initial registered agent at such address is Cheryl Greene.

     SEVENTH:     Each share of stock of the Corporation shall entitle the
     -------
holder thereof to a pre-emptive right, for a period of thirty days after receipt of written notice, to subscribe for, purchase, or otherwise acquire any shares of stock of the same class of the Corporation or any rights or options which the Corporation proposes to grant for the purchase of shares of stock of the same class of the Corporation or for the purchase of any shares of stock, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of stock of the same class of the Corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares of stock, rights, options, bonds, securities or obligations of the Corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine.

     EIGHTH:  The number of directors constituting the entire board of directors
     ------
of the Corporation shall not be less than three nor more than five and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:


Name                                               Address
----                                               -------
Steven D. Jellinek                                 7405 Bybrook Lane
                                                   Chevy Chase, Maryland 20815

Jeffrey H. Schwartz                                4200 Rosemary Street
                                                   Chevy Chase, Maryland 20815

Stephen J. Connolly                                8706 Fallen Oak Drive
                                                   Bethesda, Maryland 20817

     NINTH:  The name and address of each incorporator is:
     -----

Name                                               Address
----                                               -------
Peter A. Noterman                                  7128 Willow Avenue
                                                   Takoma Park, Maryland 20912

Stephen J. Connolly                                8706 Fallen Oak Drive
                                                   Bethesda, Maryland 20817

Jeffrey H. Schwartz                                4200 Rosemary Street
                                                   Chevy Chase, Maryland 20815

     Executed at Washington, D.C. on August 27, 1992.

                                           /s/ Peter A. Noterman
                                           -----------------------------------
                                           Peter A. Noterman, Incorporator


                                           /s/ Stephen J. Connolly
                                           -----------------------------------
                                           Stephen J. Connolly, Incorporator


                                           /s/ Jeffrey H. Schwartz
                                           -----------------------------------
                                           Jeffrey H. Schwartz, Incorporator